HARDINGE INC.
AMENDED AND RESTATED
2011 INCENTIVE STOCK PLAN

NONQUALIFIED OPTION AGREEMENT

This NONQUALIFIED OPTION AGREEMENT (the “Agreement”) is dated as of June 6, 2017 (“Effective Date”), by and between HARDINGE INC., a New York corporation (the “Company”) and Charles P. Dougherty (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Hardinge Inc. Amended and Restated 2011 Incentive Stock Plan (the “Plan”) provides for the grant of Nonqualified Options in accordance with the terms and conditions of the Plan;

WHEREAS, the Compensation Committee (“Committee”) of the Board of Directors of the Company (the “Board”) has, pursuant to the terms of the Plan, determined that the Participant should be granted a Nonqualified Option (the “Option”)

NOW, THEREFORE, the Company and the Participant agree as follows:

1.    Incorporation of Plan; Capitalized Terms. The terms and conditions of the Plan are incorporated by reference herein. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

2.    Grant of Stock Option. The Company hereby grants to the Participant this Option to purchase the total number of shares of the common stock of Hardinge Inc., par value $.01 per share set forth below (the “Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms of this Agreement and the Plan. This Option shall be a Nonqualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. The Exercise Price is equal to or greater than the fair market value of one share of the common stock of Hardinge Inc., par value $.01 per share on the date of grant of the Option set forth below (“Date of Grant”)

Number of Shares Subject to Option:	75,000 shares of Common Stock
Exercise Price Per Share:	$12.04
Date of Grant:	June 6, 2017
Expiration Date:	June 5, 2027
Type of Stock Option:	Nonqualified Option

3.    Vesting; Time of Exercise. Subject to the terms of this Agreement, the Option shall become vested and exercisable in accordance with the following terms:

(a)    Vesting; Performance Milestones. The Company and Participant acknowledge and agree that the vesting of the Option shall be dependent on the completion of certain milestones associated with the economic performance of the Company, as shall be mutually agreed upon by the Committee and the Participant from time to time (collectively, “Performance Milestones”) The Company and Participant acknowledge and agree that the Performance Milestones shall consist of Company goals associated with short-term economic performance metrics and long-term economic performance metrics.

(b)    Except as otherwise provided by this Agreement and/or under the Plan, this Option shall expire and shall be no longer be exercisable on the Expiration Date.

4.    Method of Exercising Option. The Option may be exercised by providing written notice to the Company signed by the Participant at the Company’s office located at One Hardinge Drive, Elmira, New York 14902-1507, Attention: Chief Financial Officer. The required notice shall state the number of Shares as to which the Participant is electing to exercise the Option and the address to which the Company shall deliver the certificate or certificates representing the Shares acquired hereunder (to the extent such Shares shall be evidenced by one or more certificates). The Participant may not exercise the Option with respect to less than one hundred (100) Shares unless such lesser number of Shares represents the balance of shares of Common Stock that remain subject to Option. In the event that any person other than the Participant seeks to exercise the Participant’s Option privileges, such person shall provide evidence satisfactory to the Company and its counsel of such person’s right to exercise the Participant’s Option privileges.

5.    Payment of Option Price. The option price shall be payable at the time the Option is exercised in cash or, at the discretion of the Company, in whole or in part in the form of shares of the Company’s Common Stock already owned by the Participant (based on the fair market value of the Common Stock on the date the Option is exercised). No Shares shall be issued until full payment therefor has been made.

6.    Tax Obligations. The Company shall be entitled to withhold, or otherwise collect from the Participant, the amount of any tax attributable to any amount payable or Shares deliverable following the exercise of the Option after giving the Participant notice as far in advance as practicable. The Participant may elect, subject to approval by the Company, to have Shares withheld by the Company in satisfaction of such taxes, or to deliver other shares of Common Stock owned by the Participant in satisfaction of such taxes. To the extent the Participant is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company may impose such other conditions on the Participant’s election as it deems necessary.

7.    Nontransferability. Only the Participant may exercise the Option during the Participant’s lifetime and, in the limited circumstances described in Section 8 of this Agreement, by the Participant’s duly appointed legal representative. Except as is contemplated in Section 8 of this Agreement, no assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer, the Option shall terminate and be null and void and of no effect.

8.    Death of Participant. Upon the death of the Participant, Option privileges shall apply only to the extent such Option was immediately exercisable at the time of death of the Participant. To the extent the Option is exercisable upon death of the Participant, the Option may be exercised by the Participant’s duly appointed legal representative only as to that portion of the Option that was immediately exercisable as of the date of Participant’s death and such portion of the Option shall remain exercisable for a period of three (3) years following the date of death of the Participant. The Committee, in its discretion, may provide that any portion of the Option that is not exercisable as of the date of death of the Participant may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by the Participant’s duly appointed legal representative within such period of time as determined by the Committee but in no event later than the date of expiration of the Option.

9.    Retirement or Termination. Upon Retirement or termination of employment of the Participant for reasons other than those described in Section 11 of this Agreement, Option privileges shall apply only to that portion of the Option immediately exercisable as of the date of such Retirement or termination. The Committee, however, in its discretion, may provide on a case-by-case basis that any portion of the Option that is not exercisable as of the date of such Retirement or termination may become exercisable in accordance with a schedule to be determined by the Committee. The portion of the Option exercisable upon the Retirement of the Participant shall remain exercisable for three (3) years after Retirement. The portion of the Option exercisable upon termination for reasons other than Retirement or those described in Section 11 of this Agreement shall remain exercisable for three (3) months after such termination.

10.    Change in Control. In accordance with Section 18 of the Plan, in the event of a Change of Control, any portion of the Option which is not exercisable and vested prior to the Change of Control shall become fully exercisable and vested as of the date the Change in Control is determined to have occurred by the Company.

11.    Forfeiture of Option. Unless the Company shall have determined otherwise, the Participant shall forfeit all privileges with respect to that portion of the Option not immediately exercisable upon the occurrence of any of the following events:

(a)    the Participant is Terminated for Cause;

(b)    the Participant voluntarily terminates his employment other than by Retirement after attainment of age 55;

(c)    the Participant engages in Competition with the Company or any Affiliate; and

(d)    the Participant engages in any activity or conduct contrary to the best interests of the Company or any Affiliate, as determined by the Company in its sole discretion.

To the extent any portion of the Option is immediately exercisable upon the occurrence of the preceding events, such portion of the Option shall remain exercisable for seven days after the occurrence of such event unless the Committee in its sole discretion shall provide the portion of the Option shall remain exercisable for a longer period.

12    No Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any of the Shares subject to the Option until the Shares have been issued to the Participant, whether as evidenced by one or more certificates or by registry in book-entry form with the Company following the exercise of the Option.

13.    Acknowledgments of Participant. The Participant acknowledges and agrees that a copy of the Plan has been made available for his review by the Company and represents and warrants that he is familiar with the terms and provisions thereof and hereby accepts this Option subject to all the terms and provisions thereof. The Participant acknowledges that, in accordance with the terms of Section 5 of the Plan, the Committee shall:

(a)    administer and shall have full power to construe and interpret the Plan;

(b)    prescribe, amend and rescind rules and regulations relating to the Plan; and

(c)    make all other determinations and take all other actions that the Committee believes reasonable and proper, including the power to delegate responsibility to others to assist the Committee in administering the Plan.

The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. In the case of any dispute, disagreement or matter of interpretation arising under this Agreement or the Plan, as the case may be, the Committee shall render the final decision and/or determination with respect to such dispute, disagreement or matter of interpretation. The Committee’s decisions and/or determinations shall in all cases be conclusive and final. To the extent this Agreement contemplates that: the taking of certain actions (or the refraining from taking of certain actions) is subject to the discretion of the Company or otherwise requires the approval of the Company or determinations as to certain matters are to be made by the Company, the Participant acknowledges and agrees that the Committee shall be empowered and authorized to act on behalf of the Company with respect to such matters.

14.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law principles.

15.    Interpretation. To the extent the phrase “portion of the Option” is used in this Agreement, such phrase may relate to, as the context dictates: (a) a portion of the Shares subject to the Option and/or (b) all of the Shares subject to the Option.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the Effective Date.

COMPANY:

HARDINGE INC.

By: _______________________________
Benjamin L. Rosenzweig
Chairman, Compensation Committee of
Board of Directors

PARTICIPANT:

_______________________________
Charles P. Dougherty